UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 6, 2010

Date of earliest event reported: April 1, 2010

Warner Chilcott Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	0-53772	98-0626948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 19 Ardee Business Park
Hale Street
Ardee, Co. Louth, Ireland
(Address of principal executive offices, including zip code)

+353 41 685 6983
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment of the Collaboration Agreement

On April 2, 2010, Warner Chilcott Company, LLC (“WCCL”), an indirect wholly owned subsidiary of Warner Chilcott Public Limited Company (“WC plc” and, together with its subsidiaries, the “Company”), and Sanofi-Aventis U.S. LLC (“Sanofi”) entered into an amendment, effective April 1, 2010 (the “Amendment”), to the global collaboration agreement (as amended, the “Collaboration Agreement”) to which WCCL and Sanofi are party.  Under the Collaboration Agreement, about which you may find additional information in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, WCCL and Sanofi co-develop and market ACTONEL (risedronate sodium) on a global basis, excluding Japan.

Pursuant to the Amendment, the parties agreed that in the United States and Puerto Rico, WCCL will take full operational control over the promotion, marketing and, to the extent they relate specifically to the United States and Puerto Rico, R&D decisions for ACTONEL and will assume responsibility for all associated costs and expenses relating to those activities.  Prior to the Amendment, WCCL shared such costs and expenses with Sanofi in the United States and Puerto Rico.  WCCL will continue to be the principal in transactions with customers and will continue to invoice all sales in the United States and Puerto Rico.  In return, Sanofi will receive, as part of the global collaboration payments between WCCL and Sanofi, collaboration payments from WCCL based on an agreed upon percentage of net sales in the United States and Puerto Rico for the remainder of the term of the Collaboration Agreement, which expires at the end of 2014.  Prior to the Amendment, WCCL and Sanofi shared net profits from the sale of ACTONEL in the United States and Puerto Rico based on contractual percentages. As part of the Amendment, a number of sales representatives currently promoting ACTONEL for Sanofi in the United States are expected to join the Company’s sales forces.

In connection with the Amendment, WC plc and Warner Chilcott Pharmaceuticals Inc., an indirect wholly owned subsidiary of WC plc, agreed to guarantee certain of WCCL’s payment obligations to Sanofi under the Collaboration Agreement.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the Company on April 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warner Chilcott Public Limited Company

By:	/s/ Paul Herendeen
Name:	Paul Herendeen
Title:	Executive Vice President and Chief Financial Officer

Date: April 6, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on April 5, 2010